Exhibit 10.1

VOTING AND SUPPORT AGREEMENT

This Voting and Support Agreement (this “Agreement”), dated as of June 24, 2021, is entered into by and among TeraWulf Inc., a Delaware a corporation (the “Company”) and the undersigned (each, a “Shareholder”) holders of shares of common stock, par value $0.10 per share, of IKONICS Corporation (“Parent”). Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent, the Company, HoldCo, Merger Sub I and Merger Sub II have entered into a Merger Agreement, dated on or about the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), pursuant to which (and subject to the terms and conditions set forth therein) (i) Merger Sub I will merge with and into Parent (the “First Merger”) with Parent surviving the First Merger as a wholly-owned subsidiary of HoldCo, (ii) following the consummation of the First Merger, Merger Sub II will merge with and into the Company (the “Second Merger”) with the Company surviving as a wholly-owned subsidiary of HoldCo, (iii) by virtue of the First Merger, the shareholders of Parent will receive, for each share of Parent Common Stock held as of immediately prior to the First Effective Time, the Parent Merger Consideration (including newly issues shares of Holdco Common Stock), (iv) in connection with the Second Merger shares of Company Preferred Stock will be automatically converted into shares of Company Common Stock in accordance with the terms of Article Fourth of the Company’s certificate of incorporation, and (v) by virtue of the Second Merger, holders of Company Common Stock (including shares of Company Common Stock resulting from the conversion of Company Preferred Stock described in the preceding clause (v)) will receive for each share of Company Common Stock held as of the Second Effective Time, the Company Merger Consideration;

WHEREAS, as of the date hereof, each Shareholder is the record and “beneficial owner” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the “Exchange Act”)) of and is entitled to dispose of and vote the number of shares of Parent Common Stock set forth on each Shareholder’s signature page hereto (the “Owned Shares”; the Owned Shares and any additional shares of voting securities of the Parent (or any securities convertible into or exercisable or exchangeable for voting securities of the Parent) in which each Shareholder acquires record and beneficial ownership after the date hereof, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities, the “Covered Shares”); and

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement, Parent has agreed to obtain Shareholder Support Agreements executed by the directors and executive officers of Parent.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company and each Shareholder, severally and not jointly, hereby agree as follows:

1.    Agreement to Vote. Subject to the earlier termination of this Agreement in accordance with Section 4 and to the last paragraph of this Section 1, prior to the Termination Date (as defined herein), each Shareholder, in its capacity as a shareholder of Parent, irrevocably and unconditionally agrees that, at any meeting of the shareholders of Parent (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof), the Shareholder shall, and shall cause any other holder of record of any of the Shareholder’s Covered Shares to:

(a)    if and when such meeting is held, appear at such meeting or otherwise cause the Shareholder’s Covered Shares to be counted as present thereat for the purpose of establishing a quorum;

(b)    vote, or cause to be voted at such meeting, all of the Shareholder’s Covered Shares owned as of the record date for such meeting in favor of the First Merger and the adoption of the Merger Agreement and any other matters necessary or reasonably requested by Parent for consummation of the First Merger and the other transactions contemplated by the Merger Agreement and any proposal to adjourn or postpone such meeting of the shareholders of the Parent to a later date if there is not a quorum or sufficient votes for approval of such matters on the date on which the meeting of the shareholders of the Parent is held to vote upon any of the foregoing matters; and

(c)    vote or cause to be voted at such meeting all of the Shareholder’s Covered Shares against any Takeover Proposal, Alternative Acquisition Agreement or merger, consolidation, business combination, reorganization, recapitalization, liquidation or sale or transfer of any material assets of the Parent and any other action that (i) would reasonably be expected to compete with, impede, interfere with, delay, postpone or adversely affect the First Merger or any of the other transactions contemplated by the Merger Agreement, result in a breach of any covenant, representation or warranty or other obligation or agreement of Parent under the Merger Agreement or inhibit the timely consummation of any other obligation or agreement in the Merger Agreement or this Agreement or (ii) would result in the failure of any condition set forth in Section 6.1, Section 6.2 or Section 6.3 of the Merger Agreement to be satisfied or result in a breach of any covenant, representation or warranty or other obligation or agreement of the Shareholder contained in this Agreement; provided, however, that nothing in this Agreement limits or restricts the Shareholder from voting on any matter other than those explicitly set forth in this Section 1(c), in their sole discretion.

The obligations of each Shareholder specified in this Section 1 shall apply whether or not the First Merger or any action described above is recommended by the Parent Board or the Parent Board has effected a Parent Adverse Recommendation Change. For purposes of this Agreement, “Person” shall mean individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

Until the Termination Date (as defined below), each Shareholder hereby irrevocably appoints as its proxy and attorney-in-fact, the Company and any Person designated in writing by the Company, each of them individually, with full power of substitution and resubstitution, to vote the Covered Shares held by such Shareholder from time to time regarding the matters referred to in this Section 1 as provided herein prior to the Termination Date at any meeting of the shareholders of Parent (whether annual or special and whether or not an adjourned or postponed meeting, however called and including any adjournment or postponement thereof) at which any of the matters described in this Section 1 is to be considered; provided, however, that each Shareholder’s grant of the proxy contemplated by this Section 1 shall be effective if, and only if, such Shareholder has not delivered to the Secretary of the Parent at least ten Business Days prior to the meeting at which any of the matters described in this Section 1 is to be considered a duly executed irrevocable proxy card validly directing that the Covered Shares held by such Shareholder at such time be voted in accordance with this Section 1. This proxy, if it becomes effective, is coupled with an interest, is given as an additional inducement of the Company to enter into the Merger Agreement and shall be irrevocable prior to the Termination Date, at which time any such proxy shall terminate. Each Shareholder (solely in its capacity as such) shall take such further actions or execute such other instruments as may be necessary to effectuate the intent of this proxy. The Company may terminate this proxy with respect to any Shareholder at any time at its sole election by written notice provided to the applicable Shareholder.

2.    Cap. Notwithstanding any other provision of this Agreement, in no event shall the acquisition by any Shareholder subsequent to the date hereof of additional Shares cause the aggregate number of Covered Shares subject to this Agreement, be interpreted to, nor shall any person be entitled to enforce this Agreement in a manner so as to, give rise to a “control share acquisition” or “business combination” with an “interested shareholder” (as such terms are defined in the Minnesota Business Corporation Act (“MBCA”) for any purpose under the MBCA, and in the event of any determination that the foregoing would be the case, the terms of this Agreement shall be deemed modified ab initio to the extent (and only to the extent) required to avoid such a control share acquisition or business combination. For the avoidance of doubt, in no event shall the aggregate amount of Covered Shares subject to this Agreement exceed 19.9% of the issued and outstanding shares of Parent Common Stock (as such percentage is calculated pursuant to Section 302A.011, Subd. 41 of the MBCA). If the acquisition by a Shareholder subsequent to the date hereof of additional Shares would cause aggregate number of Covered Shares subject to this Agreement to exceed the percentage set forth in the preceding sentence, this Section 2 shall be deemed to release from the obligations under this Agreement such number of Covered Shares acquired subsequent to the date hereof as may be necessary to cause such aggregate amount to not exceed such percentage.

3.    No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that the Shareholder shall not, at any time prior to the Termination Date, (i) enter into any voting agreement or voting trust with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, (ii) grant a proxy or power of attorney with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement, or (iii) enter into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

4.    Termination. This Agreement shall automatically terminate, without any notice or other action by any party, be void ab initio and no party shall have any further obligations or liabilities under this Agreement, upon the earliest of (i) the date that the Requisite Parent Vote is obtained, (ii) the termination of the Merger Agreement in accordance with its terms, (iii) the time this Agreement is terminated upon the mutual written agreement of the Company, Parent, and such Shareholder, or (iv) the election of the Shareholder in its sole discretion to terminate this Agreement following any material modification or amendment to, as in effect on the date hereof, that alters (other than in a de minimis manner) the Parent Merger Consideration or the Company Merger Consideration in a manner which is adverse to the holders of Parent Common Stock, taken as whole, from a financial point of view, or materially changes the method for determining the Exchange Ratio or changes the form of consideration payable to the holders of Parent Common Stock in the First Merger, (in each case, without the Shareholder’s prior written consent) (the earliest such date under clause (i), (ii), (iii) and (iv) being referred to herein as the “Termination Date”); provided, that the provisions set forth in Sections 11 to 23 shall survive the termination of this Agreement; provided, further, that termination of this Agreement shall not relieve any party hereto from any liability for any Willful Breach of this Agreement prior to such termination.

5.    Representations and Warranties of the Shareholders. Each Shareholder hereby, severally and not jointly, represents and warrants to the Company as to itself as follows:

(a)    The Shareholder is the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has good, valid and marketable title to, the Owned Shares, free and clear of Liens other than as created by this Agreement and Permitted Liens. As of the date hereof, other than the Owned Shares and any other shares of capital stock of the Parent that become Covered Shares that the Shareholder acquires record or beneficial ownership after the date hereof that is either permitted pursuant to, or acquired in accordance with, Section 5.2(c)(iii) of the Merger Agreement, the Shareholder does not own beneficially or of record any shares of capital stock of the Parent (or any securities convertible into shares of capital stock of the Parent).

(b)    The Shareholder (i) except as provided in this Agreement, has full voting power, full power of disposition and full power to issue instructions with respect to the matters set forth herein, in each case, with respect to the Shareholder’s Covered Shares, (ii) has not entered into any voting agreement or voting trust with respect to any of the Shareholder’s Covered Shares, (iii) has not granted a proxy or power of attorney with respect to any of the Shareholder’s Covered Shares that is inconsistent with the Shareholder’s obligations pursuant to this Agreement and (iv) has not entered into any agreement or undertaking that is otherwise inconsistent with, or would interfere with, or prohibit or prevent it from satisfying, its obligations pursuant to this Agreement.

(c)    The Shareholder (i) if a legal entity, is duly organized, validly existing and, to the extent such concept is applicable, in good standing under the Laws of the jurisdiction of its organization and has all requisite corporate or other power and authority and has taken all corporate or other action necessary in order to, execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby or (ii) if an individual, has legal competence and capacity to enter into this Agreement and all necessary authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Shareholder and constitutes a valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, subject to the Remedies Exceptions.

(d)    Other than the filings, notices and reports pursuant to, in compliance with or required to be made under the Exchange Act, no filings, notices, reports, consents, registrations, approvals, permits, waivers, expirations of waiting periods or authorizations are required to be obtained by the Shareholder from, or to be given by the Shareholder to, or be made by the Shareholder with, any Governmental Authority in connection with the execution, delivery and performance by the Shareholder of this Agreement, the consummation of the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement).

(e)    The execution, delivery and performance of this Agreement by the Shareholder do not, and the consummation of the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) will not, constitute or result in (i) if the Shareholder is a legal entity, a breach or violation of, or a default under, the limited liability company agreement or similar governing documents of the Shareholder, (ii) with or without notice, lapse of time or both, a breach or violation of, a termination (or right of termination) of or a default under, the loss of any benefit under, the creation, modification or acceleration of any obligations under or the creation of a Lien on the Covered Shares (other than Permitted Liens) pursuant to any contract binding upon the Shareholder or, assuming (solely with respect to performance of this Agreement and the transactions contemplated hereby), compliance with the matters referred to in Section 5(d), under any applicable Law to which the Shareholder is subject or (iii) any change in the rights or obligations of any party under any contract legally binding upon the Shareholder, except, in the case of clause (ii) or (iii) directly above, for any such breach, violation, termination, default, creation, loss, acceleration, Lien or change that would not, individually or in the aggregate, reasonably be expected to prevent or materially delay or impair the Shareholder’s ability to perform its obligations hereunder or to consummate the transactions contemplated hereby (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement).

(f)    As of the date of this Agreement, there is no action, proceeding or, to the Shareholder’s knowledge, investigation pending against the Shareholder or, to the knowledge of the Shareholder, threatened against the Shareholder that questions the beneficial or record ownership of the Shareholder’s Owned Shares, the validity of this Agreement or the performance by the Shareholder of its obligations under this Agreement.

(g)    The Shareholder understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon Shareholder’s execution and delivery of this Agreement and the representations, warranties, covenants and other agreements of the Shareholder contained herein.

6.    Certain Covenants of the Shareholders. Except in accordance with the terms of this Agreement, each Shareholder hereby covenants and agrees, severally and not jointly, as follows:

(a)    The Shareholder, solely in such Shareholder’s capacity as a shareholder of Parent, agrees not to, directly or indirectly, take any action that would violate Section 5.4 of the Merger Agreement; provided, the foregoing shall not serve to limit or restrict any actions taken by a Shareholder in any capacity other than as shareholder of Parent or to the extent such actions are permitted or required under Section 5 of the Merger Agreement.

(b)    The Shareholder hereby agrees not to, directly or indirectly, prior to the Termination Date, except in connection with the consummation of the Merger, (i) sell, transfer, pledge, encumber, assign, hedge, swap, convert or otherwise dispose of (including by merger (including by conversion into securities or other consideration), by tendering into any tender or exchange offer, by operation of Law or otherwise), either voluntarily or involuntarily (collectively, “Transfer”), or enter into any contract or option with respect to the Transfer of any of the Shareholder’s Covered Shares, or (ii) take any action that would make any representation or warranty of the Shareholder contained herein untrue or incorrect or have the effect of preventing or materially delaying the Shareholder from or in performing its obligations under this Agreement; provided, however, that nothing herein shall prohibit a Transfer (A) to an Affiliate of the Shareholder, (B) occurring by will, testamentary document or intestate succession upon the death of a Shareholder who is an individual or (C) pursuant to community property laws or divorce decree (each, a “Permitted Transfer”); provided, further, that any Permitted Transfer shall be permitted only if, as a precondition to such Transfer, the transferee also agrees in a writing, reasonably satisfactory in form and substance to the Company, to assume all of the obligations of the Shareholder under, and be bound by all of the terms of, this Agreement in respect of the Covered Shares so Transferred and any Covered Shares subsequently acquired; provided, further, that any Transfer permitted under this Section 6(a) shall not relieve the Shareholder of its obligations under this Agreement. Any Transfer in violation of this Section 6(a) with respect to the Shareholder’s Covered Shares shall be null and void. Nothing in this Agreement shall prohibit direct or indirect transfers of equity or other interests in a Shareholder.

(c)    The Shareholder hereby authorizes the Company to maintain a copy of this Agreement at either the executive office or the registered office of the Company.

7.    Further Assurances. From time to time, at the Company’s request and without further consideration, a Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement.

8.    Disclosure. Each Shareholder hereby authorizes the Company and Parent to publish and disclose in any announcement or disclosure to the extent required by law, rule or regulation by the SEC the Shareholder’s identity and ownership of the Covered Shares and the nature of the Shareholder’s obligations under this Agreement; provided, that prior to any such publication or disclosure the Company and Parent have provided the Shareholder with a reasonable opportunity to review and comment upon such announcement or disclosure, which comments the Company and Parent will consider in good faith.

9.    Changes in Capital Stock. In the event of a stock split, stock dividend or distribution, or any change in Parent’s capital stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the terms “Owned Shares” and “Covered Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.

10.    Amendment and Modification. This Agreement may not be amended, modified or supplemented in any manner, whether by course of conduct or otherwise, except by an instrument in writing signed by the Company and Shareholder.

11.    Waiver. Any party to this Agreement may, at any time prior to the Termination Date, waive any of the terms or conditions of this Agreement, or agree to an amendment or modification to this Agreement in the manner contemplated by Section 10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

12.    Notices. All notices and other communications hereunder shall be in writing and shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

if to a Shareholder, to it at the address and other contact information set forth on such Shareholder’s signature page to this Agreement;

if to the Company, to it at:

TeraWulf Inc.

9 Federal Street
Easton, MD 21601
Attention:         Paul Prager, Chief Executive Officer

Facsimile:         (410) 770-9705

E-Mail:             prager@terawulf.com

with a copy (which shall not constitute notice) to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP

1285 Avenue of the Americas

New York, NY 10019-6064

Attention:               Ariel J. Deckelbaum

Sarah Stasny

Facsimile:              (212) 757-3990; (212) 492-0266

E-mail:                  ajdeckelbaum@paulweiss.com

sstasny@paulweiss.com

All such notices or communications shall be deemed to have been delivered and received: (a) if delivered in person, on the day of such delivery, (b) if by facsimile or electronic mail, on the day on which such facsimile or electronic mail was sent; provided, that receipt is personally confirmed by telephone, (c) if by certified or registered mail (return receipt requested), on the third (3rd) Business Day after the mailing thereof or (d) if by reputable overnight delivery service, on the first (1st) Business Day after the sending thereof.

13.    No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to the Covered Shares of any Shareholder. All rights, ownership and economic benefits of and relating to the Covered Shares of each Shareholder shall remain vested in and belong to the Shareholder, and the Company shall have no authority to manage, direct, restrict, regulate, govern or administer any of the policies or operations of Company or exercise any power or authority to direct the Shareholder in the voting or disposition of any of the Shareholder’s Covered Shares, except as otherwise provided herein.

14.    Entire Agreement. This Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement) constitute the entire agreement among the parties relating to the subject matter hereof and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the parties hereto or any of their respective Subsidiaries relating to the transactions contemplated hereby. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the matters contemplated by this Agreement exist between the parties except as expressly set forth or referenced in this Agreement (including, for the avoidance of doubt, those covenants, agreements and obligations under this Agreement that relate to the provisions of the Merger Agreement).

15.    No Third-Party Beneficiaries. Each Shareholder hereby agrees that its representations, warranties and covenants set forth herein are solely for the benefit of the Company in accordance with and subject to the terms of this Agreement, and this Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder, including the right to rely upon the representations and warranties set forth herein, and the parties hereto hereby further agree that this Agreement may only be enforced against, and any Action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against, the Persons expressly named as parties hereto; provided, that Parent shall be an express third party beneficiary with respect to Section 5, Section 6(a), Section 6(c) and Section 8 hereof.

16.    Governing Law and Venue; Service of Process; Waiver of Jury Trial.

(a)    This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the Laws of the State of Minnesota, without giving effect to any choice or conflict of law provision or rule.

(b)    Each party to the Merger Agreement (a) irrevocably and unconditionally submits to the personal jurisdiction of the federal courts of the United States of America located in the State of Minnesota and the courts of the State of Minnesota sitting in Hennepin County, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with the Merger Agreement or the transactions contemplated by the Merger Agreement shall be brought, tried and determined only in the courts of the State of Minnesota Sitting in Hennepin County (or, only if such courts decline to accept jurisdiction over a particular matter, any state or federal court within the State of Minnesota), (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not bring any action relating to the Merger Agreement or the transactions contemplated hereunder in any court other than the aforesaid courts. The parties to the Merger Agreement agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 12 or in such other manner as may be permitted by applicable Law, shall be valid and sufficient service thereof. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

17.    Assignment; Successors. No party hereto shall assign this Agreement or any part hereof without the prior written consent of the other parties. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 17 shall be null and void, ab initio.

18.    Non-Recourse. This Agreement may only be enforced against the named parties. All legal proceedings, Legal Actions, obligations, losses, damages, claims or causes of action (whether in contract, in tort, in law or in equity, or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or otherwise) that may be based upon, arise under, out or by reason of, be connected with, or relate in any manner to (i) this Agreement or any of the other agreements or documents contemplated hereby, (ii) the negotiation, execution or performance of this Agreement or any of the documents contemplated hereby (including any representation or warranty made in connection with, or as an inducement to, this Agreement or any of the other agreements or documents contemplated hereby), (iii) any breach or violation of this Agreement (including the failure of any representation and warranty to be true or accurate) or any of the other agreements or documents contemplated hereby, and (iv) any failure of the transactions contemplated by this Agreement or the other agreements or documents contemplated hereby to be consummated, in the case of clauses (i) and (iv), may be made only against (and are those solely of) the Persons that are expressly named as parties to this Agreement, and then only to the extent of the specific obligations of such Persons set forth in this Agreement. In furtherance and not in limitation of the foregoing, and notwithstanding any other provision of this Agreement to the contrary, each Party hereto covenants, agrees and acknowledges that (except to the extent named as a party to this Agreement, and then only to the extent of the specific obligations of such parties set forth in this Agreement) no recourse under this Agreement, any related document or any documents or instruments delivered in connection with this Agreement or any related document shall be had against any Company Related Party or Parent Related Party, whether in contract, tort, equity, law or granted by statute whether by or through attempted piercing of the corporate, limited partnership or limited liability company veil or otherwise.

19.    Enforcement. The parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the parties do not perform their obligations under the provisions of this Agreement in accordance with its specified terms or otherwise breach such provisions. The parties acknowledge and agree that (a) the parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, including each Shareholder’s obligations to vote its Covered Shares as provided in this Agreement, without proof of damages, this being in addition to any other remedy to which they are entitled under this Agreement, and (b) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the parties would have entered into this Agreement. Each party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other parties have an adequate remedy at Law or that an award of specific performance is not an appropriate remedy for any reason at Law or equity. The parties acknowledge and agree that any party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 19 shall not be required to provide any bond or other security in connection with any such injunction.

20.    Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties.

21.    Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall become effective when each party shall have received a counterpart hereof signed by all of the other parties. Signatures delivered electronically or by facsimile shall be deemed to be original signatures.

22.    Interpretation and Construction. Unless the express context otherwise requires:

(a)    the words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement;

(b)    terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa;

(c)    the terms “Dollars” and “$” mean U.S. dollars;

(d)    references herein to a specific Section, Subsection, Recital, Schedule or Exhibit shall refer, respectively, to Sections, Subsections, Recitals, Schedules or Exhibits of this Agreement;

(e)    wherever the word “include,” “includes” or “including” is used in this Agreement, it shall be deemed to be followed by the words “without limitation”;

(f)    references herein to any gender shall include each other gender;

(g)    references herein to any Person shall include such Person’s heirs, executors, personal representatives, administrators, successors and assigns; provided, however, that nothing contained in this Section 22(g) is intended to authorize any assignment or transfer not otherwise permitted by this Agreement;

(h)    references herein to a Person in a particular capacity or capacities shall exclude such Person in any other capacity;

(i)    with respect to the determination of any period of time, (i) the word “from” means “from and including” and the words “to” and “until” each means “to but excluding” and (ii) time is of the essence;

(j)    the word “or” shall be disjunctive but not exclusive;

(k)    references herein to any Law shall be deemed to refer to such Law as amended, modified, codified, reenacted, supplemented or superseded in whole or in part and in effect from time to time, and also to all rules and regulations promulgated thereunder;

(l)    references herein to any Contract mean such Contract as amended, supplemented or modified (including by any waiver thereto) in accordance with the terms thereof;

(m)    the headings contained in this Agreement are intended solely for convenience and shall not affect the rights of the parties to this Agreement;

(n)    if the last day for the giving of any notice or the performance of any act required or permitted under this Agreement is a day that is not a Business Day, then the time for the giving of such notice or the performance of such action shall be extended to the next succeeding Business Day; and

(o)          references herein to “ordinary course of business” shall refer to ordinary course of business consistent with past practice.

22.    Capacity as a Shareholder. Notwithstanding anything herein to the contrary, each Shareholder signs this Agreement solely in the Shareholder’s capacity as a shareholder of Parent, and not in any other capacity and this Agreement shall not limit or otherwise affect the actions or inactions of any affiliate, representative, employee or designee of the Shareholder or any of its affiliates in his or her capacity, if applicable, as an officer, director or fiduciary of Parent or any of its Subsidiaries or any other Person.

23.    Appraisal Rights. Each shareholder hereby waives, and agrees not to exercise or assert, if applicable, any appraisal rights, dissenter’s rights or similar rights (whether under Section 302A.471 or 302A.473 of the MBCA or other applicable Law) in connection with the First Merger.

[The remainder of this page is intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

TeraWulf Inc.

By:	/s/ Paul Prager
Name: Paul Prager
Title: President and CEO

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

Shareholder:

By:	/s/ William C. Ulland
Name: William C. Ulland

Address: [REDACTED] Email: [REDACTED] Parent Common Stock Held: Common Stock: 231,047

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

Shareholder:

By:	/s/ Darrell B. Lee
Name: Darrell B. Lee

Address: [REDACTED] Email: [REDACTED]

Parent Common Stock Held: Common Stock: 10,211

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

Shareholder:

By:	/s/ Ernest M. Harper, Jr.
Name: Ernest M. Harper, Jr.

Address: [REDACTED] Email: [REDACTED]

Parent Common Stock Held: Common Stock: None

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

Shareholder:

By:	/s/ Lockwood Carlson
Name: Lockwood Carlson

Address: [REDACTED] Email: [REDACTED]

Parent Common Stock Held: Common Stock: 250

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

Shareholder:

By:	/s/ Marianne Bohren
Name: Marianne Bohren

Address: [REDACTED] Email: [REDACTED]

Parent Common Stock Held: Common Stock: 100

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

Shareholder:

By:	/s/ Jeffrey D. Engbrecht
Name: Jeffrey D. Engbrecht

Address: [REDACTED] Email: [REDACTED]

Parent Common Stock Held: Common Stock: None

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

Shareholder:

By:	/s/ Gregory W. Jackson
Name: Gregory W. Jackson

Address: [REDACTED] Email: [REDACTED]

Parent Common Stock Held: Common Stock: None

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

Shareholder:

By:	/s/ Glenn Sandgren
Name: Glenn Sandgren

Address: [REDACTED] Email: [REDACTED]

Parent Common Stock Held: Common Stock: 2,500

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

Shareholder:

By:	/s/ Claude P. Piguet
Name: Claude P. Piguet

Address: [REDACTED] Email: [REDACTED]

Parent Common Stock Held: Common Stock: 21,675

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

Shareholder:

By:	/s/ Ken Hegman
Name: Ken Hegman

Address: [REDACTED] Email: [REDACTED]

Parent Common Stock Held: Common Stock: 2,375

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed (where applicable, by their respective officers or other authorized Persons thereunto duly authorized) as of the date first written above.

Shareholder:

By:	/s/ Jon Gerlach
Name: Jon Gerlach

Address: [REDACTED] Email: [REDACTED]

Parent Common Stock Held: Common Stock: 11,250

[Signature Page to Shareholder Support Agreement]